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                                                                    EXHIBIT 21.1

                     SUBSIDIARIES OF THOUSAND TRAILS, INC.

                            A DELAWARE CORPORATION

    Beech Mountain Lakes Corporation, a Pennsylvania corporation
    Carolina Landing Corporation, a South Carolina corporation
    Carriage Manor Corporation, a North Carolina corporation
    Cherokee Landing Corporation, a Tennessee corporation
    Chief Creek Corporation, a Tennessee corporation
    Dixie Resort Corporation, a Mississippi corporation
    Foxwood Corporation, a South Carolina corporation
    GL Land Development, Inc., an Oklahoma corporation
    LML Resort Corporation, an Alabama corporation
    Lake Royale Corporation, a North Carolina corporation
    Lake Tansi Village, Inc., a District of Columbia corporation
    Natchez Trace Wilderness Preserve Corporation, a Tennessee corporation National American Corporation, a Nevada corporation
    Quail Hollow Plantation Corporation, a Tennessee corporation
    Quail Hollow Village, Inc., a Pennsylvania corporation
    Recreation Land Corporation, a Pennsylvania corporation
    Recreation Properties, Inc., a Mississippi corporation
    Resort Land Corporation, an Arkansas corporation
    Shorewood Corporation, a Georgia corporation
    Tansi Resort, Inc., a Tennessee corporation
    The Kinston Corporation, a South Carolina corporation
    The Villas of Hickory Hills, Inc., a Mississippi corporation
    Thousand Trails (Canada) Inc., a British Columbia corporation
    TT Offshore, Ltd., a Virginia corporation
    UST Wilderness Management Corporation, a Nevada corporation
    Western Fun Corporation, a Texas corporation
    Westwind Manor Corporation, a Texas corporation
    Wolf Run Manor Corporation, a Pennsylvania corporation
    Yuba Investment Company, a California corporation

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